Exhibit 99.1

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of NewBridge Bancorp (the “Company”) as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with Yadkin Financial Corporation contained in Amendment No. 2 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus and Amendment No. 2 to the Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement/Prospectus and Amendment No. 2 to the Registration Statement on Form S-4 within the meaning of the term “experts” as used in the Act or the Regulations.

New York, New York

January 11, 2016

SANDLER O’NEILL + PARTNERS, L.P.

1251 Avenue of the Americas, 6th Floor, New York, NY 10020

T: (212) 466-7800 / (800) 635-6851

www.sandleroneill.com